Exhibit 32

Certification pursuant to 18 U.S.C. Section 1350,

as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with this quarterly report on Form 10-Q for the quarter ended September 30, 2019 (the “Report”) of Motors Liquidation Company GUC Trust (the “Trust”), as filed with the Securities and Exchange Commission on the date hereof, David A. Vanaskey Jr., as Administrative Vice President of Wilmington Trust Company, in its capacity as trust administrator and trustee of the Trust, does hereby certify as of the date indicated below, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

Date: November 13, 2019

By:	/s/ David A. Vanaskey Jr.
Name:	David A. Vanaskey Jr.
Title:	Administrative Vice President of Wilmington Trust Company